Exhibit 10.3

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of November 1, 2018, is made by and among Haymaker Sponsor, LLC, a Delaware limited liability company (together with its successors, the “Sponsor”), Haymaker Acquisition Corp., a Delaware corporation (“HYAC”), OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Dory Parent”), and Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Steiner Leisure”). Sponsor, HYAC and Steiner Leisure shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, HYAC, Dory Parent, Steiner Leisure, and the other Sellers party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time, the “Business Combination Agreement”); and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement, whereby Sponsor shall surrender certain of its equity interests in Dory Parent as of immediately following the Merger Effective Time and agree to certain covenants and agreements related to the transactions contemplated by the Business Combination Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Representations and Warranties. The Sponsor represents and warrants to Steiner Leisure, Dory Parent, and HYAC that the following statements are true and correct:

a. The Sponsor has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Sponsor. This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a valid, legal and binding agreement of the Sponsor (assuming this Agreement has been duly authorized, executed and delivered by the other Parties hereto), enforceable against the Sponsor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

b. The Sponsor is the record owner of all of the outstanding shares of HYAC’s Class B Common Stock (the “Founder Shares”) and 8 million warrants to purchase shares of HYAC’s Class A Common Stock at a price of $11.50 per share (the “Founder Warrants”) as of the date hereof, which constitutes all of the equity securities in HYAC held by Sponsor and its Affiliates as of the date hereof. Immediately after the Merger Effective Time, all of the Forfeited Securities (as defined herein) will be owned of record by the Sponsor, and all other Founder Shares and Founder Warrants will be owned of record by Sponsor or its direct or indirect equityholders, which Forfeited Securities, such other Founder Shares and Founder Warrants owned of record by the Sponsor and any other equity securities of HYAC acquired by the Sponsor in accordance with Section 3(e) hereof will constitute all of the equity securities in HYAC held by Sponsor and its Affiliates as of immediately after the Merger Effective Time. The Sponsor has, or will have as of the date hereof and immediately prior to giving effect to the transactions occurring on the Closing Date, as applicable, valid, good and marketable title to such Forfeited Securities (or, prior to the Closing Merger, the Founder Shares and Founder Warrants for which such Forfeited Securities will constitute merger consideration in the Closing Merger), free and clear of all Liens (other than Liens pursuant to this Agreement or any other Ancillary Document and transfer restrictions under applicable Law or under the Governing Documents of HYAC (prior to the Closing Merger) or Dory Parent (after the Closing Merger)). Except for this Agreement, the Sponsor is not party to any option, warrant, purchase right, or other contract or commitment that could require the Sponsor to sell, transfer, or otherwise dispose of the Forfeited Securities (or, prior to the Closing Merger, the Founder Shares and Founder Warrants for which such Forfeited Securities will constitute merger consideration in the Closing Merger). Except as disclosed in the HYAC SEC Reports at least one day prior to the date hereof or as provided in this Agreement, the Business Combination Agreement, the Ancillary Documents, or the Governing Documents of the Sponsor, the Sponsor is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of the Founder Shares or the Founder Warrants. Neither the Sponsor, nor any transferees of any equity securities of HYAC initially held by the Sponsor, has asserted or perfected any rights to adjustment or other anti-dilution protections with respect to any equity securities of HYAC (including the Founder Shares and the Founder Warrants) (whether in connection with the transactions contemplated by the Business Combination Agreement or otherwise).

c. The execution, delivery and performance by it of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not: (i) conflict with or result in any breach of any provision of the Governing Documents of the Sponsor, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Sponsor is a party or by which its properties or assets may be bound, (iii) violate any Order or Law of any Governmental Entity applicable to the Sponsor or its Subsidiaries, or any of their respective properties or assets (including the Founder Shares and the Founder Warrants), as applicable, or (iv) result in the creation of any Lien (other than Liens pursuant to this Agreement or any other Ancillary Document to which it is subject or bound and transfer restrictions under applicable Law or under the Governing Documents of HYAC (prior to the Closing Merger) or Dory Parent (after the Closing Merger)) upon its assets (including the Founder Shares and the Founder Warrants), except in the case of clauses (ii), (iii) and (iv) above, for violations which would not reasonably be expected to materially impact, impair or delay or prevent the ability of the Sponsor to consummate the transactions contemplated by this Agreement or have a material adverse effect on the ability of the Sponsor to perform its obligations hereunder.

2. Sponsor Forfeiture. The Sponsor hereby agrees that, immediately following the Merger Effective Time, the Sponsor shall automatically be deemed to irrevocably transfer to Dory Parent, surrender and forfeit for no consideration (i) 3,250,000 Dory Parent Common Shares (subject to adjustment (a) as described in the proviso to the definition of Founder Deferred Shares and (b) as provided in the following sentence), and (ii) a number of Dory Parent Warrants equal to 5,006,581, less, solely in the event there is Buyer Excess Cash, the Dory Parent Warrant Adjustment Amount (such Dory Parent Common Shares and Dory Parent Warrants, collectively, the “Forfeited Securities”) and that from and after such time such Dory Parent Common Shares shall be deemed to be cancelled and no longer outstanding. The Sponsor hereby acknowledges and agrees (on behalf of itself and any transferee of Founder Shares) that pursuant to the Closing Merger, at the Merger Effective Time, the Founder Shares shall be converted into the right to receive, in the aggregate, (x) 6,250,000 Dory Parent Common Shares (a portion of which shall be transferred and forfeited in accordance with this Agreement) and (y) 2,000,000 Founder Deferred Shares (subject to adjustment as described in the proviso to the definition of Founder Deferred Shares). The Sponsor further acknowledges and agrees that the terms and conditions of the Founder Deferred Shares (including the restrictions on transfer of any such Founder Deferred Shares provided therein) are governed by Section 2.6 of the Business Combination Agreement and the Sponsor acknowledges and agrees to be bound by such terms and conditions.

3. Covenants.

a. Subject to the terms and conditions of this Agreement, the Sponsor hereby unconditionally and irrevocably agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by Section 2 of this Agreement.

b. From the date hereof until the earlier of the Closing and the termination of the Business Combination Agreement in accordance with its terms, the Sponsor hereby unconditionally and irrevocably agrees that at any duly called meeting of the stockholders of HYAC (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of HYAC, it shall, and shall cause its Affiliates to, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its equity securities in HYAC to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its equity securities (a) (i) in favor of the Business Combination Agreement, the Ancillary Documents (which, for the avoidance of doubt, shall include this Agreement) and the transactions contemplated hereby and thereby and (ii) against any action, proposal, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of HYAC contained in the Business Combination Agreement or in any Ancillary Document, and (b) against any of the following actions or proposals (other than the transactions contemplated by the Business Combination Agreement and the Ancillary Documents): (A) HYAC Acquisition Transaction or any proposal in opposition to approval of the Business Combination Agreement or any other Transaction Proposal or in competition with or materially inconsistent with the Business Combination Agreement or any other Transaction Proposal; and (B) (x) any change in the present capitalization of HYAC or any amendment of the Governing Documents of HYAC, including any redemption of any equity securities in HYAC (other than any redemption of equity securities in HYAC held by HYAC equityholders (other than the Sponsor and its transferees) contemplated by the existing Governing Documents of HYAC); (y) any change in HYAC’s corporate structure or business; or (z) any other action or proposal involving HYAC or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated by the Business Combination Agreement or any Ancillary Document or would reasonably be expected to result in any of the conditions to HYAC’s obligations under the Business Combination Agreement or any Ancillary Document not being fulfilled.

c. From the date hereof until the earlier of the Closing and the termination of the Business Combination Agreement in accordance with its terms, the Sponsor hereby unconditionally and irrevocably agrees that it shall not, without the prior written consent of Steiner Leisure, other than the transfer to any of Sponsor’s direct or indirect equityholders of any Founder Shares or Founder Warrants that are not Forfeited Securities, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any equity securities of HYAC or any securities convertible into, or exercisable, or exchangeable for, equity securities of HYAC owned by it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any equity securities of HYAC or any securities convertible into, or exercisable, or exchangeable for, equity securities of HYAC owned by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clauses (i) or (ii).

d. Prior to the Closing, the Sponsor will re-domicile to a non-U.S. jurisdiction.

e. Prior to the Closing, the Sponsor may not acquire any equity securities in HYAC without the prior written consent of Steiner Leisure (such consent not to be reasonably withheld, conditioned or delayed).

4. Termination. This Agreement shall terminate, and have no further force and effect, if the Business Combination Agreement is terminated in accordance with its terms prior to the Closing under the Business Combination Agreement.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

6. Jurisdiction and Venue. Each Party (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with this Section 6 or in such other manner as may be permitted by applicable Law, that such process may be served in the manner of giving notices in Section 8 and that nothing in this Section 6 shall affect the right of any Party to serve legal process in any other manner permitted by applicable law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in the event any dispute or controversy arises out of the Business Combination Agreement or any Ancillary Document or the transactions contemplated hereby or thereby, or for recognition and enforcement of any Order in respect thereof, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees that any actions or proceedings arising in connection with the Business Combination Agreement or any Ancillary Document or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chancery Court and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (f) agrees that it will not bring any action relating to the Business Combination Agreement or any Ancillary Document or the transactions contemplated hereby or thereby in any court other than the aforesaid courts. Each Party agrees that a final Order in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the Order or in any other manner provided by applicable Law.

7. Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THE BUSINESS COMBINATION AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF

THE BUSINESS COMBINATION AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

8. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof), e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) to the other Parties as follows:

a.	If to HYAC or the Sponsor, to:

c/o Haymaker Acquisition Corp. 650 Fifth Avenue, Floor 10
New York, NY 10019
Attn:	Christopher Bradley
Email:	cbradley@mistralequity.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US) 1251 Avenue of the Americas, 27th Floor
New York, NY 10020
Attention:	Sidney Burke
Richard Rubano
Facsimile:	(212) 335-4501
E-mail:	sidney.burke@dlapiper.com
richard.rubano@dlapiper.com

b.	If to Steiner Leisure, to:

c/o Catterton Management Company L.L.C. 599 West Putnam Avenue
Greenwich, CT 06830
Attention:	J. Michael Chu
Marc Magliacano
Dave McPherson
Facsimile:	(203) 629-4903
E-mail:	Michael.Chu@lcatterton.com
Marc.Magliacano@lcatterton.com
Dave.McPherson@lcatterton.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP 601 Lexington Avenue
New York, NY 10022

Attention:	Joshua Kogan, P.C.
Ryan Brissette
Facsimile:	(212) 446-6460
E-mail:	joshua.kogan@kirkland.com
ryan.brissette@kirkland.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

9. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

10. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

11. Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of the Parties. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 11 shall be void, ab initio.

12. Assignment. This Agreement shall not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 12 shall be void.

13. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

signature page follows

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HAYMAKER SPONSOR, LLC

By:	/s/ Christopher Bradley
Name:	Christopher Bradley
Title:	CFO

HAYMAKER ACQUISITION CORP.

By:	/s/ Christopher Bradley
Name:	Christopher Bradley
Title:	CFO

ONESPAWORLD HOLDINGS LIMITED

By:	/s/ Leonard Fluxman
Name:	Leonard Fluxman
Title:	President and CEO

STEINER LEISURE LIMITED

By:	/s/ Leonard Fluxman
Name:	Leonard Fluxman
Title:	President and CEO

[Signature Page to Sponsor Agreement]